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                                                                 EXHIBIT 9(a)(3)

   % PREFERRED STOCK, SERIES

                            DUKE ENERGY CORPORATION

                       Notice of Guaranteed Delivery of
         Shares of     % Preferred Stock, Series   ($    par value) of
                            Duke Energy Corporation

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Duke
Energy Corporation's    % Preferred Stock, Series   ($    par value) (the
"Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the applicable Letter of Transmittal to be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary, on or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase (as defined below). THE ELIGIBLE INSTITUTION (AS DEFINED BELOW) WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND EITHER THE APPLICABLE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES MUST BE DELIVERED TO THE DEPOSITARY OR THE DEPOSITARY MUST RECEIVE CONFIRMATION OF BOOK-ENTRY TRANSFER OF THE SHARES TO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. Failure to do so could result in a financial loss to such Eligible Institution.

           To:  CHASEMELLON SHAREHOLDER SERVICES, L.L.C., DEPOSITARY

       By Mail:         By Overnight Delivery:         By Hand:

 Post Office Box 3301  85 Challenger Road Mail    120 Broadway, 13th
 South Hackensack, NJ   Drop--Reorg Ridgefield    Floor New York, NY
     07606 Attn:         Park, NJ 07660 Attn:        10271 Attn:
    Reorganization          Reorganization          Reorganization
      Department              Department              Department

                         By Facsimile Transmission:
                               (201) 329-8936

                        Confirm by Telephone:
                            (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS TO BE USED FOR THE TENDER OF SHARES OF
DUKE ENERGY CORPORATION'S    % PREFERRED STOCK, SERIES   ($    PAR VALUE)
ONLY. ANY PERSON DESIRING TO TENDER SHARES OF ANY OTHER PREFERRED STOCK OR PREFERRED STOCK A OF DUKE ENERGY CORPORATION FOR WHICH DUKE ENERGY CORPORATION IS MAKING A TENDER OFFER MUST SUBMIT THE NOTICE OF GUARANTEED DELIVERY RELATING TO THAT SPECIFIC PREFERRED STOCK OR PREFERRED STOCK A.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined herein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

  The undersigned hereby tenders to Duke Energy Corporation, a North Carolina corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 18, 1997 (the "Offer to Purchase"), and the applicable Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which hereby is acknowledged, the number
of Shares of the    % Preferred Stock, Series   ($    par value) of Duke
Energy Corporation listed below, pursuant to the guaranteed delivery procedure set forth in "Terms of the Offer -- Procedure for Tendering Shares" in the Offer to Purchase.

  Number of     % Shares:                    Signature
--------------------------------------   --------------------------------------
  Certificate Nos. (if available):           Name(s) of Record Holder(s)
                                             (Please print)
--------------------------------------   --------------------------------------
  If     % Shares will be Tendered by        Address
  Book-entry Transfer,
  Name of Tendering Institution:


--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
  Account No. at The Depository Trust        Area Code and Telephone Number
  Company


                                  GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

 The undersigned financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") guarantees to deliver to the Depositary at one of its addresses set forth above (i) certificate(s) for the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, or (ii) a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, all within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

 ------------------------------------    ------------------------------------
             Name of Firm                        Authorized Signature
 ------------------------------------    ------------------------------------
               Address                                   Name
 ------------------------------------    ------------------------------------
        City, State, Zip Code                           Title
 ------------------------------------
    Area Code and Telephone Number

 Dated: _____________________________

 DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR CERTIFICATES MUST BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL.

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